Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-3 No. 333-229762) of Lam Research Corporation,
2.Registration Statements (Form S-8 Nos. 333-66833, 333-127936, 333-156335, and 333-231138) pertaining to the Lam Research Corporation 1999 Employee Stock Purchase Plan, as amended and restated,
3.Registration Statements (Form S-8 Nos. 333-84638, 333-185641, and 333-233961) pertaining to the Savings Plus Plan, Lam Research 401(k),
4.Registration Statement (Form S-8 No. 333-138545) pertaining to the 2007 Stock Incentive Plan, as amended,
5.Registration Statement (Form S-8 No. 333-181878) pertaining to the Novellus Systems, Inc. 2011 Stock Incentive Plan, Novellus Systems, Inc. Retirement Plan, and Lam Research Corporation 1999 Employee Stock Purchase Plan, as amended, and
6.Registration Statement (Form S-8 No. 333-207844) pertaining to the 2015 Stock Incentive Plan of Lam Research Corporation;

of our report dated August 11, 2025, with respect to the consolidated financial statements of Lam Research Corporation included in this Annual Report (Form 10-K) of Lam Research Corporation for the year ended June 29, 2025.

/s/ Ernst & Young LLP

San Jose, California
August 7, 2026